UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin		53208
(Address of principal executive offices, including)		(zip code)

(Registrant’s telephone number, including area code) (414) 342-4680

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On October 24, 2011, Harley-Davidson, Inc. (the “Company”) disclosed that the Company had notified the National Highway and Transportation Safety Administration about a voluntary recall related to the rear brake light switch on 2009 through 2012 model year Touring, CVO Touring and Trike vehicles built between June 6, 2008 and September 16, 2011 (the “Recall”). The Company will be notifying owners of approximately 308,474 Touring, CVO Touring and Trike vehicles of the Recall (approximately 250,000 in the United States and 50,000 outside the U.S.). The Company expects the total cost to the Company of the Recall to be between $10 million and $12 million, which will be charged to Selling, Administrative and Engineering expense and incurred in the fourth quarter of 2011.

Forward-Looking Statements

The statement regarding the likely financial impact of the Recall constitutes a “forward-looking statement” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statement is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this Form 8-K. One factor that might cause such a difference is the recall completion rate. Other factors that might cause such a difference are described in risk factors that the Company has disclosed in documents previously filed with the Securities and Exchange Commission. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statement and cautioned not to place undue reliance on such forward-looking statement. The forward-looking statement included in this Form 8-K is made only as of the date of this Form 8-K, and the Company disclaims any obligation to publicly update such forward-looking statement to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: October 24, 2011	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary